EXHIBIT  23.1

                           Michael Johnson & Co., LLC
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237
                                 (303) 796-0099

February  9,  2004


U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  DC  20549


RE:  Force  Protection,  Inc.  -  Form  S-8

Dear  Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2003 in Force Protection, Inc.'s (formerly known as Sonic Jet Performance, Inc.) Form 10-KSB for the fiscal years ended December 31, 2002 and 2001, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/  Michael  Johnson  &  Co.,  LLC
Denver,  Colorado